As filed with the Securities and Exchange Commission on August 30, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TENAX THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-2593535
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Glen Lennox Drive, Suite 300 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

Tenax Therapeutics, Inc. 2022 Stock Incentive Plan, As Amended

(Full title of the plan)

Christopher T. Giordano President and Chief Executive Officer 101 Glen Lennox Drive, Suite 300 Chapel Hill, North Carolina 27517 (919) 855-2100

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Donald Reynolds

S. Halle Vakani

Lorna A. Knick

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

(919) 781-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE:

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 is being filed for the purpose of registering an additional 400,000 shares of Tenax Therapeutics, Inc.’s (the “Registrant”) common stock to be issued pursuant to the Tenax Therapeutics, Inc. 2022 Stock Incentive Plan, as amended (the “2022 Plan”) and for which a Registration Statement of the Registrant on Form S-8 relating to the 2022 Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 12, 2022 (File No. 333-266833) relating to the 2022 Plan, as modified or superseded pursuant to Rule 412 under the Securities Act of 1933, as amended, are incorporated herein by reference.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following table sets forth the exhibits either filed herewith or incorporated herein by reference:

Exhibit No.	Description
4.1.1	Certificate of Incorporation of Oxygen Biotherapeutics, Inc. (incorporated by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 30, 2008).
4.1.2

Certificate of Amendment of the Certificate of Incorporation, effective November 9, 2009 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 13, 2009).

4.1.3

Certificate of Amendment of the Certificate of Incorporation, effective May 10, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 15, 2013).

4.1.4

Certificate of Amendment of the Certificate of Incorporation, effective September 19, 2014 (incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on December 15, 2014).

4.1.5

Certificate of Amendment of the Certificate of Incorporation, effective February 23, 2018 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 23, 2018).

4.1.6

Certificate of Amendment to Certificate of Incorporation, as amended of Tenax Therapeutics, Inc., effective January 4, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 4, 2023).

4.1.7

Certificate of Amendment of Certificate of Incorporation of Tenax Therapeutics, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 5, 2024).

4.2	Fourth Amended and Restated Bylaws of Tenax Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 15, 2023).
5.1*	Opinion of Wyrick Robbins Yates & Ponton LLP.
23.1*	Consent of Independent Registered Public Accounting Firm Cherry Bekaert LLP.
23.2	Consent of Wyrick Robbins Yates & Ponton LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).
99.1	Tenax Therapeutics, Inc. 2022 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 10, 2022).
99.2

Amendment No. 1 to the Tenax Therapeutics, Inc. 2022 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 13, 2024).

99.3

Form of Tenax Therapeutics, Inc. Notice of Stock Option Grant and Award Agreement (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 10, 2022).

107*	Filing Fee Table

_____________

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chapel Hill, State of North Carolina on August 30, 2024.

TENAX THERAPEUTICS, INC.

By:	/s/ Christopher T. Giordano
Christopher T. Giordano
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of the Registrant do hereby constitute and appoint Christopher T. Giordano, President and Chief Executive Officer, and Lawrence R. Hoffman, Interim Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments that said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Christopher T. Giordano	President, Chief Executive Officer and Director (principal executive officer)	August 30, 2024
Christopher T. Giordano

/s/ Lawrence R. Hoffman	Interim Chief Financial Officer	August 30, 2024
Lawrence R. Hoffman	(principal financial officer and principal accounting officer)

/s/ Gerald Proehl	Chairman of the Board and Director	August 30, 2024
Gerald Proehl

/s/ June Almenoff, MD	Director	August 30, 2024
June Almenoff, MD

/s/ Michael Davidson, MD	Director	August 30, 2024
Michael Davidson, MD

/s/ Declan Doogan, MD	Director	August 30, 2024
Declan Doogan, MD

/s/ Robyn M. Hunter	Director	August 30, 2024
Robyn M. Hunter

/s/ Stuart Rich, MD	Director	August 30, 2024
Stuart Rich, MD

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